Exhibit 10.2

IKON OFFICE SOLUTIONS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN AMENDMENT NO. 2004-1

The Executive Deferred Compensation Plan of IKON Office Solutions, Inc. (the "Plan") is hereby amended, effective as of January 20, 2004, as follows:

         1.         Paragraph 5 is hereby amended in its entirety to read as follows:

                 “Investment Accounts.

                 Amounts deferred by a Participant pursuant to Paragraph 4 will be credited to one or more accounts established by IKON in the name of the Participant. Deferrals of salary, annual bonus and other cash Compensation (“Monetary Deferrals”) will be credited to the cash deferral account and/or the IKON index account based on the Participant’s selection of investment index alternatives as described below. Deferral of shares of IKON common stock will be credited to the IKON stock account as described below.

                 Cash Deferral Account

                 Except for Monetary Deferrals credited to a Participant’s IKON index account (see below), a Participants Monetary Deferrals will be credited to the Participant’s cash deferral account. A Participant’s cash deferral account will be denominated in dollars and will be credited with earnings based on the performance of various investment alternatives selected by the Participant from among those made available by IKON from time to time.

                 A Participant may request a change in the allocation of his cash deferral account from among the various available alternatives at any time. Any such change received by the Plan Administrator or IKON’s service provider before 11:59 P.M. Eastern Time of a business day (i.e. a day on which the New York Stock Exchange is open for business) will become effective as of the next business day. Changes received on a non-business day will be deemed to be received on the next business day following receipt.

                 A Participant may reallocate amounts from the cash deferral account to the IKON index account at such times and under such conditions as determined by the Administrator. Any reallocation to the IKON index account will be subject to the provisions described below.

                 A Participant may select investment alternatives for his existing cash deferral account for any Plan Year that are different from the investment alternatives selected for any future Monetary Deferrals credited to his cash deferral account for such Plan Year.

                 IKON Index Account

                 Effective January 20, 2004, one investment alternative will be deemed to consist of stock units in IKON common stock. A Participant’s IKON index account will be denominated solely in stock units (representing the right to receive an equivalent number of shares of IKON common stock) and will be credited with additional stock units to reflect cash dividends paid by IKON in respect of its common stock. Any Monetary Deferrals with respect to which a participant has selected IKON common stock as an investment alternative will be credited to his IKON index account on such date and under such conditions as determined by the Administrator and set forth in the Plan prospectus. A Participant may reallocate his cash deferral account to his IKON index account at such times and under such conditions as permitted by the Administrator. All amounts deferred or reallocated to a Participant’s IKON index account must remain denominated in stock units and may not be reversed or otherwise re-credited to the Participant’s cash deferral account, nor may such amounts be otherwise converted into cash at any time.

                 IKON Stock Account

                Any deferral by a Participant of any IKON common stock from the LTIP, the Stock Award Plan, the 2000 Plan or any other equity based incentive plan or arrangement established by IKON will be credited to the Participant’s IKON Stock account. The account will initially be denominated solely in stock units (representing the right to receive an equivalent number of shares of IKON common stock) and will be credited with additional stock units to reflect cash dividends paid by IKON in respect of its common stock.

                 All amounts deferred into a Participant’s IKON stock account on or after January 1, 1997 must remain denominated in stock units and may not be converted to dollars at any time. A Participant may request a change in the allocation of the sub-account in his IKON stock account (with respect to any amounts deferred into the account prior to January 1, 1997) from any of the various alternatives at any time; however, a Participant may not select IKON common stock as an investment alternative with respect to such sub-account.”

        2.          Paragraph 6 is hereby amended in its entirety to read as follows:

                “Rabbi Trust.   IKON intends to contribute all Participant deferrals of IKON common stock from the LTIP, the Stock Award Plan, the 2000 Plan or any other equity based incentive plan or arrangement established by IKON to a “rabbi trust” (the “Trust”) to be established for this purpose. Any such common stock will be credited to a sub-account (the “IKON Stock Trust Account”) which may be used for distributions of IKON common stock with respect to a Participant’s IKON stock account. In addition, IKON may, at its discretion, contribute to the Trust IKON common stock to the extent that one or more Participants select IKON common stock as an investment alternative with respect to Monetary Deferrals. Any such common stock will be credited to a sub-account (the “IKON Index Trust Account”) which may be used for distributions of IKON common stock with respect to a Participant’s IKON Index Account. Assets held in the Trust will be subject to the claims of creditors of IKON.

                The Trust shall be deemed to be the owner of all shares held in the Trust for corporate law purposes. The trustee of the Trust (the “Trustee”) shall retain all incidents of ownership in any shares held in the Trust, including the right to vote such shares and to receive dividends paid in respect of such shares. The Trustee may, but is not obligated to, reinvest any cash dividends received in respect of shares of IKON common stock held in the Trust to purchase additional shares of IKON common stock.”

        3.         Paragraph 8 is hereby amended in its entirety to read as follows:

                “Amount and Timing of Payments.   Except as otherwise provided in Paragraphs 9 and 10, amounts to which a Participant is entitled under the Plan shall be valued as of December 1 of the Plan Year preceding the year specified in his Election Form, and shall be paid to the Participant in a lump sum within 60 days thereafter. Alternatively, if the Participant so elects, distributions may be made in substantially equal annual installments over a period not to exceed ten years, beginning within 60 days after December 1 of the year preceding the year specified in the Participant’s Election Form.

                All distributions from the Participant’s cash deferral account (or the cash sub-account under the Participant’s IKON stock account, if any) shall be made in cash. All distributions from the Participant’s IKON index account shall be made in shares of IKON common stock on a one-for-one basis for the stock units credited to the account (and cash in lieu of fractional shares). All distributions from the IKON stock account shall be made in shares of IKON common stock on a one-for-one basis for the stock units credited to the account (and cash in lieu of fractional shares), unless the Participant elects, subject to the approval of the Plan Administrator, to receive such distribution(s) in cash.”

        4.         Paragraph 9 is hereby amended in its entirety to read as follows:

                “Death.   Notwithstanding any contrary election in a Participant’s Election Form, if a Participant dies before receiving full payment of all amounts to which he is entitled under the Plan, the beneficiary or beneficiaries designated by the Participant in his Election Form (or subsequent, valid Change of Beneficiary form on file with the Administrator) shall receive the balance in the Participant’s cash deferral account, IKON index account and IKON stock account (valued as of the end of the calendar month in which the Participant dies), in a lump sum payment, as soon as administratively practicable following the Participant’s date of death.”

        5.         Paragraph 10 is hereby amended in its entirety to read as follows:

                “Termination of Employment. If a Participant’s employment with IKON terminates after he attains age 60, the Participant’s cash and stock distribution will be made in accordance with the Participant’s Election Form. If a Participant’s employment with IKON terminates before he attains age 60, he shall receive either (i) the cash and stock distribution on the date of designation on the Participant’s Election Form or (ii) the balance in his cash deferral account, IKON index account and IKON stock account (valued as of the end of the Plan Year in which the Participant’s employment terminates), in a lump sum payment, in January of the year following his employment termination date if designated on his Election Form. Beginning with deferral elections for Plan Years commencing January 1, 2002, designations for payment following termination of employment with IKON prior to age 60 must be indicated on the Election Form at the time of the election to defer Compensation. For deferral elections made to the Plan by a Participant in Plan Years that precede the Effective Date, and for which a distribution under the Plan has not been made to the Participant after the Effective Date, a Participant may designate on a special Election Form provided by the Plan Administrator, with such terms and conditions as determined by the Plan Administrator, and received by the Plan Administrator prior to February 1, 2002, that the distribution of such amounts shall be made on a date designated by the Participant that is after the Participant’s termination of employment with IKON, if such termination of employment occurs prior to the Participant attaining age 60.”

        6.         Paragraph 20 is hereby amended in its entirety to read as follows:

                “Termination.   This Plan shall remain in effect until terminated by the Board of Directors of IKON. The Board of Directors of IKON shall have the right to terminate the Plan in whole or in part, for any reason, including pursuant to a determination that proposed or pending tax law changes or other events cause, or are likely in the future to cause, the Plan to have an adverse financial impact upon IKON. In such event, IKON shall have no liability or obligation under the Plan or the Participant’s Election Form (or any other document), provided that IKON distributes to each Participant, in a lump sum payment, the balance in his cash deferral account, IKON index account and IKON stock account, valued as of the end of the month in which such termination occurs.”

        7.        Paragraph 21 is hereby amended in its entirety to read as follows:

                “Acceleration.   IKON shall have the right at any time to cause the payment of all amounts thereafter due to a Participant to be paid in a single lump sum or in such other accelerated manner as IKON shall deem appropriate. The amount of any lump sum payment shall be the value of a Participant’s cash deferral account, IKON index account and IKON stock account, valued as of the end of the month following IKON’s determination to accelerate payments. If IKON accelerates payment to more than 70% of all Participants pursuant to this provision, it must accelerate payment to all Participants under the Plan in a comparable manner.”

        8.         The first paragraph of Paragraph 22 is hereby amended in its entirety to read as follows:

                “Change in Control.   In the event of a Change in Control (as defined below), the Plan shall terminate, and the Participant shall receive, in a lump sum payment, the balance in his cash deferral account, IKON index account and IKON stock account, valued as of the end of the month in which such Change in Control occurs.”

        9.         Except as modified by this Plan Amendment No. 2004-1, all the terms and provisions of the Executive Deferred Compensation Plan. shall continue in full force and effect.

IN WITNESS WHEREOF, IKON Office Solutions, Inc. has caused this Plan Amendment No. 2004-1 to be executed on its behalf by its duly-authorized officer as of the 20th day of January, 2004.

IKON OFFICE SOLUTIONS, INC.
BY: /s/ DON H. LIU Don H. Liu
TITLE: Senior Vice President, General Counsel and Secretary